UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2006
LEVITT CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Blvd., Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4950
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The Compensation Committee of the Board of Directors of Levitt Corporation (the “Company”) took the following actions relating to executive compensation.
2005 Executive Compensation Matters
     The Compensation Committee approved the payout of cash bonuses for 2005 to the Company’s executive officers. Except for Mr. Levan, all of the following bonuses were paid under the Company’s Performance-Based Annual Incentive Plan which bonuses are based on the specific achievement of predetermined target goals.
     The amount of cash bonuses approved by the Compensation Committee paid to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) are set forth in the table below.

Name	Amount of 2005 Bonus
Alan B. Levan	$300,000
John E. Abdo	$914,062
Peter Hegener	$1,800,000	[1]
Jeffrey Hoyos	$388,456
Elliott M. Wiener	$1,165,369
2006 Executive Compensation Matters
     Based upon the salary level and position of each named executive officer, the Compensation Committee approved annual base salaries for 2006 as follows:

Name	Amount of 2006 Base Salary
Alan B. Levan	$520,000
John E. Abdo	$633,750
Peter Hegener	$403,092
Jeffrey Hoyos	$268,616	[2]
Elliott M. Wiener	$600,000
     The Compensation Committee also established goals for 2006 for Messrs. Abdo, Hegener and Wiener under the Company’s Performance-Based Annual Incentive Plan. Mr. Abdo’s bonus award will be based on a percentage of pretax income not to exceed 150% of his base salary, subject to reduction in the discretion of the Compensation Committee. Mr. Hegener’s bonus under the Plan will be based upon a percentage of the pretax income of Core Communities, subject to a minimum 15% return on equity by the Company and to reduction in the discretion of the Compensation Committee. Mr. Wiener’s bonus will be based upon a percentage of the pretax income of Levitt and Sons, subject to a minimum 15% return on equity by the Company and to reduction in the discretion of the Compensation Committee. The Compensation Committee also set the 2006 base salaries of Seth Wise, President of Levitt Corporation, and George Scanlon, Chief Financial Officer of the Company, at $243,360 and $286,000, respectively. Messrs. Wise and Scanlon will be entitled to receive bonuses of up to 60% of their base salaries, as determined by the Compensation Committee in its discretion.

[1]	Not included in this number is an additional $100,000 that was paid to Mr. Hegener in April, 2006 based on 2005 performance.

[2]	Mr. Hoyos became the Regional President, South Florida Region, in January, 2006 and is no longer considered executive management.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVITT CORPORATION
Date: May 9, 2006	By:	/s/ George P. Scanlon
		Name:	George P. Scanlon
		Title:	Chief Financial Officer

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